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                               EXHIBIT 23(b)



                      CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Wolverine World Wide, Inc. 1997 Stock Incentive Plan of our report dated February 6, 1998, with respect to the consolidated financial statements and schedule of Wolverine World Wide, Inc. and subsidiaries included in its Annual Report on Form 10-K for the fiscal year ended January 3, 1998, filed with the Securities and Exchange Commission.




                                       /S/ ERNST & YOUNG LLP

Grand Rapids, Michigan
March 30, 1998